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                        MED/WASTE, INC. AND SUBSIDIARIES

                            EXHIBIT 21 - SUBSIDIARIES

                                                                  STATE OF                    YEAR OF
                         NAME                                  INCORPORATION               INCORPORATION
------------------------------------------------------    ------------------------    -----------------------
Safety Disposal System, Inc.                                      Florida                      1990
Med/Waste of Florida, Inc.                                        Florida                      1992
The Kover Group, Inc.                                               Ohio                       1986
Safety Disposal System of South Carolina, Inc.                 South Carolina                  1996
Safety Disposal System of Georgia, Inc.                           Georgia                      1996
Safety Disposal System of Pennsylvania, Inc.                    Pennsylvania                   1996
Safety Disposal System of Tennessee, Inc.                        Tennessee                     1996
Safety Disposal System of New York, Inc.                          New York                     1996
Incendere, Inc.                                                  Incendere                     1992
Safety Disposal System of Virginia                                Virginia                     1996

